Exhibit 10.1

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 1st day of August, 2007 ("Effective Date"),

Between

LIFESPAN INC
6204 Sugartree Ave,
Las Vegas, Nv. 89141

                   ("CORPORATION")

AND:

Arnold Howardson
611 N.E. 204th Street
Shoreline, Seattle
Wash. 98155

                   ("CONSULTANT")

1. Term of Agreement. The respective duties and obligations of the parties shall commence on the Effective Date and shall continue for a period of twelve (12) months.

2. Consultations. The Consultant shall make itself available to consult with the directors and the officers of the Corporation, at reasonable times, concerning any issue of importance regarding certain opportunities available to the Corporation and other relevant matters relating to the business of the Corporation. Specifically, it is anticipated that the Consultant shall
    (i) assist the directors and officers of the Corporation in connection with various delegated matters; and (ii) consult with the directors and officers of the Corporation regarding business direction, land acquisitions and medical project development.

3. Compensation. In consideration and compensation for the provision of the Services, the Corporation shall pay the Consultant the sum of $108,000 annually in advance which sum shall be due and payable upon execution hereof.

4. Management Power of the Consultant. The business affairs of the Corporation and the operation of business of the Corporation shall be conducted by the officers, administrative staff and employees of the Corporation. It is not the intention of the Corporation to grant or delegate to the Consultant, and the Corporation does not hereby grant or delegate to the Consultant any power of direction, management, supervision and control of the administrative staff or other employees of the Corporation.

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5.  Consultant  to  Act  as  Agent.  From  time  to  time,  the  Corporation may deem it advisable to enter into agreements with various persons. Regarding those agreements, the Consultant shall be, and hereby is, designated as an agent of the Corporation for the purpose of negotiating the terms and conditions of those agreements. The Consultant, however, shall not obligate the Corporation to any such agreement without first obtaining the approval of the terms and conditions of any such agreement from the Board of Directors of the Corporation.

6.  Confidential Information and Trade Secrets.

7. In the course of the discharge of the Consultant's duties to the Corporation, as a result of Consultant's relationship with the Corporation, the Consultant shall have access to, and become acquainted with, information concerning the business of the Corporation, including, but not necessarily limited to, financial, personnel, credit, sales, planning and other information which is owned by the Corporation and used regularly in the operation of the business of the Corporation, and this information constitutes trade secrets of the Corporation.

8.  During  the  term  of  this  Agreement  and  at  all times  thereafter,  the
    Consultant shall not disclose any such trade secrets, directly or indirectly, to any other person or use those secrets in any way, except as is required to carry out, perform and effectuate the services contemplated by the provisions of this Agreement.

9. All files, discs, documents, writings, records, drawings, specifications, equipment and similar items relating to the business of the Corporation are, and shall remain, exclusively the property of Client.


10. Services of Consultant Not Exclusive. The Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant's sole and absolute discretion, determines to be necessary or appropriate.

11. Relationship Created. The Consultant is not an employee of the Corporation for any purpose whatsoever, but the Consultant is an independent contractor.

12. Governmental Rules and Regulations. The provisions of this Agreement and the relationship contemplated by the provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that relationship.

13. Entire Agreement. This  Agreement  is  the  final written expression and the
    complete  and  exclusive  statement  of  all  the  agreements,   conditions,
    promises, representations, warranties and covenants between the parties.

14. Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution.

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15. Assignability.  Neither  party  shall  sell,  assign,  transfer,  convey  or encumber  this  Agreement or any right or interest in this Agreement.

16. Severability. In the event any part of this Agreement or the subject matter of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion or subject matter of this Agreement.


Lifespan Inc.

/s/ Stuart Brame
-------------------
Stuart Brame



/s/ Arnold Howardson
--------------------
Arnold Howardson